UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

UMH Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-12690	22-1890929
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 577-9997

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $.10 par value	UMH	New York Stock Exchange
6.375% Series D Cumulative Redeemable Preferred Stock, $.10 par value	UMH PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Anna T. Chew, Executive Vice President, Chief Financial Officer and Treasurer

On May 28, 2026, UMH Properties, Inc. (the “Company”) announced that effective June 1, 2026, Anna T. Chew will retire from the role of the Company’s Executive Vice President, Chief Financial Officer (“CFO”) and Treasurer. In connection with the transition of her role, Ms. Chew will remain an employee with UMH in an advisory role to support a smooth transition of the CFO responsibilities. Ms. Chew will also remain a member of the Company’s Board of Directors. Ms. Chew’s retirement is not the result of any disagreements related to the Company’s financial policies, including any accounting principles and practices, or related to any financial statements or disclosures.

Appointment of Kevin S. Miller, Executive Vice President, Chief Financial Officer and Treasurer

Effective as of June 1, 2026, upon Ms. Chew’s retirement, Kevin S. Miller has been named by the Board as Ms. Chew’s successor as Executive Vice President, CFO and Treasurer. Mr. Miller is a Certified Public Accountant and has been serving as the CFO of the UMH OZ Fund, LLC, an opportunity zone fund in which UMH holds a majority interest, since October 2022. Prior to joining the Company, Mr. Miller served as the CFO of Monmouth Real Estate Investment Corporation for ten years, Assistant Controller of Forest City Ratner Companies for seven years and as an Audit Manager for twelve years at PKF O’Connor Davies. Mr. Miller will receive an annual base compensation of $430,000. The terms of an employment agreement are currently being negotiated with Mr. Miller.

The Company’s press release describing Ms. Chew’s retirement and Mr. Miller’s appointment is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Mr. Miller does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K. Further, no arrangement or understanding exists between Mr. Miller or any other person pursuant to which Mr. Miller was selected as Executive Vice President, CFO and Treasurer.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99	Press Release dated May 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMH Properties, Inc.

Date: May 29, 2026	By:	/s/ Anna T. Chew
	Name:	Anna T. Chew
Executive Vice President and Chief Financial Officer

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